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                                                                   Exhibit 8.1


                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                   919 THIRD AVENUE
                                 NEW YORK 10022-3897
                                        -----
                                 TEL: (212) 735-3000
                                 FAX: (212) 735-2000



                                             September 24, 1998



International Paper Company
Two Manhattanville Road
Purchase, New York 10577

International Paper Capital Trust III
c/o International Paper Company
Two Manhattanville Road
Purchase, New York 10577

               Re:  Registration Statement on Form S-3
                    Registration No. 333-62661

Ladies and Gentlemen:

          We have acted as special tax counsel to International Paper Company, a New York corporation (the "Company"), and International Paper Capital Trust III, a Delaware business trust (the "Trust"), in connection with the above-captioned registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering (i) Capital Securities representing undivided beneficial interests in the assets of the Trust and (ii) Junior Subordinated Deferrable Interest Debentures issued by the Company to the Trust, in connection with the sale of the Capital Securities. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Prospectus Supplement for an offering of Capital Securities.

          We hereby confirm that, although the discussion set forth under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement does not purport to discuss all possible United States federal income tax


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consequences of the purchase, ownership and disposition of Capital Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the purchase, ownership and disposition of Capital Securities, based upon current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

          This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus Supplement and the filing of this opinion with the Commission as Exhibit 8.1 to a Current Report on Form 8-K of the Company and incorporated by reference as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "Certain United States Federal Income Tax Consequences" set forth in the Prospectus Supplement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                             Very Truly Yours,


                              /s/ Skadden, Arps, Slate, Meagher & Flom LLP